UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

FNDS3000 CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North, Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 273-2702
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Effective July 18, 2008, Joseph F. McGuire was engaged by FNDS3000 Corp. (the "Company") to serve as the Chief Financial and Accounting Officer of the Company. Mr. McGuire will replace Donald Headlund who resigned as the Chief Financial and Accounting Officer but will continue to serve as a director and is expected to serve as a member of the Audit Committee.

Joseph F. McGuire, age 49, was chief financial officer and a director of American Access Technologies, Inc. (NASDAQ: AATK) from June 2000 until the acquisition of M&I Electric Industries, Inc. in May 2007. After the merger with M&I, Mr. McGuire served as the Vice President and Treasurer of the newly named company, American Electric Technologies, Inc. (NASDAQ: AETI). Mr. McGuire has extensive experience in numerous Wall Street investment vehicles and has been a chief financial officer in that environment since 1989. From 1998 until June 2000, he was chief financial officer for Hirst Investment Management, Inc.; from 1997 to 1998, chief financial officer for MHR Fund Management; from 1995 to 1997, chief financial officer for the Common Fund; from 1994 to 1995, chief financial officer for Link Strategic Investors; and from 1989 to 1995, chief financial officer for John Henry & Co., Inc. Prior to 1989, he held management positions with Dean Witter Reynolds, Paine Webber, Inc., and Price Waterhouse. He is a 1980 graduate of the University of Notre Dame.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP.

Date: July 21, 2008	/s/ David Fann
David Fann
President